FILED
                                                             03 AUG 11 PM 4:04
                                                            DEPARTMENT OF STATE
                                                            TALLAHASSEE, FLORIDA

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                  FURTIVE, INC.

                          Document Number: P00000116846

TO:  DEPARTMENT OF STATE
     DIVISION OF CORPORATIONS
     STATE OF FLORIDA

         Pursuant to Florida Statute ss. 607.1006 of the Florida Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation and does certify as follows:

          1.   The name of the corporation is: FURTIVE, [NC.

          2. The effective date of this amendment to these Articles of Incorporation is August 7, 2003.

          3. The amendment as contained herein was approved by the shareholders and the number of votes cast for the amendment, being voting stock which is the only class of stock authorized, were sufficient for approval.

          4. ARTICLE I is hereby revoked in its entirety and a new ARTICLE I is adopted as follows:

               "ARTICLE I

               The name of the corporation is TURBINE PROJECT  SERVICES,  INC."

         IN WITNESS WHEREOF, these Articles of Amendment were executed on this 7th day of August, 2003.


                                        FURTIVE, INC.


                                        By: /s/ Ledyard H. DeWees
                                            ------------------------------------
                                            Ledyard H. DeWees
                                            Secretary - Adopted by Shareholders


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